Exhibit 99.2

Contact:	Julie D. Mathews, Manager, Investor Relations (312) 592-5341 julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

TDS ANNOUNCES 2007 ANNUAL MEETING OF SHAREHOLDERS

CHICAGO - May 10, 2007 - Telephone and Data Systems, Inc. [AMEX:TDS, TDS.S] today announced that it has scheduled its 2007 annual meeting of shareholders for July 26, 2007 at 10:00 am CDT. The meeting will be held in Chicago. The record date is June 8, 2007. Notices of the annual meeting and proxy statement providing additional information will be circulated in advance of the meetings to shareholders of record.

About TDS
TDS is a diversified telecommunications corporation founded in 1969. Through its business units, U.S. Cellular and TDS Telecom, TDS operates primarily by providing wireless, local telephone and broadband services. As of March 31, 2007, the company employed 11,600 people and served 7.2 million customers/units in 36 states.

For more information about TDS and its subsidiaries, visit the web sites at:

TDS: www.teldta.com	TDS Telecom: www.tdstelecom.com
USM: www.uscellular.com